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                                                                EXHIBIT 10.24

AGREEMENT TO PURCHASE AUTONETWORK ASSETS BETWEEN INCOMNET, INC.
AND AUTOSKILL, INC.

     AGREEMENT dated as of March 20, 1998 between Incomnet, Inc., a California corporation, having an address at 21031 Ventura Boulevard, Woodland Hills, California, 91364 ("SELLER"), and Autoskill, Inc., a California corporation, having an address at 1500 Hempstead Turnpike, East Meadow, New York 11554 ("BUYER").

                             W I T N E S S E T H :

     WHEREAS, Seller is engaged in various businesses, including the business of providing interactive computer networking products and services, and computerized data communications networks provided under the name AutoNETWORK;

     WHEREAS, Buyer desires to purchase from Seller substantially all of the assets of the AutoNETWORK division of Seller and the business related thereto (the "BUSINESS"), including all equipment, software and know-how relative to the AutoSearch Interchange System and the AutoSearch Inventory System, and Seller desires to sell substantially all of the assets of the Business to Buyer, upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

     "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person.

     "BENEFIT ARRANGEMENT" means an employment, severance or similar contract, arrangement or policy and each plan or arrangement providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan and (ii) is maintained or contributed to by Seller or any of its ERISA Affiliates.

     "CLOSING DATE" means the date of the Closing.

     "EMPLOYEE PLANS" means each "employee benefit plan", as such term is defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained or

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contributed to by Seller or any of its ERISA Affiliates.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     "MATERIAL ADVERSE CHANGE" means a material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of the Business taken as a whole.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Business taken as a whole.

     "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PROPRIETARY RIGHTS" means all (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (B) trademarks, service marks, trade dress, logos, tradenames, service names and corporate names and registrations and applications for registration thereof, (C) copyrights and registrations and applications for registration thereof, (D) mask works and registrations and applications for registration thereof, (E) computer software, data and documentation, (F) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (G) other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and (H) copies and tangible embodiments thereof.

                                   ARTICLE II

                               PURCHASE AND SALE

     2.01. PURCHASE AND SALE Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, to Buyer at the Closing, free and clear of all Liens, all of the assets, properties and business of every kind and description, wherever located,

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and which is owned, held or used by Seller in connection with the Business, including all assets shown on the Asset Schedule annexed hereto as SCHEDULE 2.01, all as of the close of business on the date immediately preceding the date hereof (the "PURCHASED ASSETS"), and including, without limitation, all right, title and interest of Seller in, to and under the following:

          (i) all computer hardware and software relative to Seller's interactive communications networking business, including the Seller's central message switching computer and front-end network processor, and all related products and services of the Business;

          (ii) all personal property and interests therein, including machinery, equipment, furniture, office equipment, communications equipment and other tangible property;

          (iii) all subscriber lists and customer lists, together with rights under all subscriptions, contracts, agreements, leases, licenses, commitments and other instruments (collectively, the "CONTRACTS");

          (iv) all telephone systems and telephone numbers used in connection with the Business;

          (v) all of Seller's rights, claims, credits, causes of action or rights of set-off against third parties relating to the Purchased Assets, including all accounts receivable from users of the AutoNETWORK system, except outstanding judgments in favor of the Seller, or accounts receivable accrued for periods prior to the Closing;

          (vi) the names "AutoNetwork", "AutoSearch" and all other Proprietary Rights owned or licensed or used by Seller, including the AutoSearch Interchange System, and AutoSearch Inventory System;

          (vii) all transferable licenses, permits or other governmental authorizations;

          (viii) all books, records, files and papers, whether in hard copy or computer format, including, without limitation, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records, and any information relating to Tax imposed on the Purchased Assets; and

          (ix) all bank accounts containing subscriber or user deposits;

          (x) all goodwill associated with the Business or the Purchased
     Assets.

     2.02. EXCLUDED ASSETS Buyer expressly understands and agrees that the following assets and properties of Seller (the "EXCLUDED ASSETS") shall be excluded from the Purchased Assets: all of Seller's cash and cash equivalents on hand and in banks, any assets related to any other business of Seller, and any assets not described in Section 2.01.

     2.03. LICENSE FOR NAME INCOMNET It is agreed that, from and after the Closing, Buyer shall, subject to the terms herein, have the non-exclusive right to do business under the name

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Incomnet.  In addition to the Purchased Assets, at Closing, Seller is granting to Buyer a continuing non-exclusive license to use the name Incomnet; provided Seller shall not use, license, or permit any person to use or license, the name Incomnet in connection with any business similar to the Business. Said license shall require that Buyer pay to Seller, an annual license fee of $100 per year. Seller agrees that it will not sell or transfer the name Incomnet to any third-party. Buyer shall have the absolute right to sell, assign, or transfer said license in connection with any subsequent transfer of the Business or the Purchased Assets. If, at any time, Seller elects to cease use of the name Incomnet, Seller shall so notify Buyer, and upon request of Buyer, Seller shall, without additional charge, assign and transfer all trademarks and proprietary rights to said name to Buyer.

     2.04. LIABILITIES Except as otherwise specifically set forth in this Agreement, Buyer is not assuming any liability or obligation of Seller (or any predecessor owner of all or part of its business and assets), of whatever nature, whether presently in existence, or arising or asserted hereafter, including, but not limited to, obligations to customers, vendors, governmental authorities, employees, or any obligation related to any other business of Seller. All such liabilities and obligations shall be retained by, and remain obligations and liabilities of, Seller.

     2.05. PURCHASE PRICE The purchase price for the Purchased Assets is $1,300,000.00, subject to the adjustments described herein, which amount is to be paid as follows: (a) $757,500 by Buyer's delivering to Seller, at Closing, of a certified or bank cashier's check, or by Buyer's wire transfer of immediately available federal funds, to a bank account to be designated by Seller; (b) $42,500 by Buyer's delivering said sum, collectively to Jeffrey Rubin, Alan Cohen and Robert Cohen (the "DEBENTURE HOLDERS") and on behalf of Seller, for amounts due to said Debenture Holders, pursuant to a Convertible Debenture and Warrant Subscription and Security Agreement, dated as of the 5th day of January, 1998 (the "CONVERTIBLE DEBENTURE"); (c) by Buyer's delivering to Seller, at Closing, a secured promissory note (the "NOTE"), in the principal amount of $457,500, which Note shall be payable, together with interest at nine (9%) percent per annum, on the sixtieth (60th) day following the Closing; the Note shall be in the form annexed hereto as Exhibit "A", and simultaneously with delivery of the Note, Buyer shall execute UCC-1 Financing State-ments to permit Seller to perfect its security interest in the Purchased Assets; and (d) $42,500, by Buyer's delivering said sum on or before the sixtieth (60th) day following the Closing, and on behalf of the Seller to the Debenture Holders, on account of the Convertible Debenture.
The Purchase Price shall be adjusted in accordance with the provisions of Paragraph 2.06 below.

     2.06 CLOSING ADJUSTMENTS

     (a) The parties shall estimate and settle at the Closing, to the extent practicable, the amount of all routine closing adjustments arising from operating expenses that relate to periods before and after the Closing, such as lease payments, utilities and rent, with Seller being responsible for amounts relating to the period prior to the Closing Date and Buyer being responsible for amounts relating to periods on and after the Closing Date. Bills for such items received prior to the Closing shall be paid by Seller; and bills for such items received after the Closing will be paid by Buyer, but Seller shall promptly reimburse Buyer for its allocable share of such items. The parties shall continue to effect such settlements after the Closing on a periodic basis.

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     (b)  In addition to the adjustments specified in Subparagraph (a) above, for each AutoNetwork User's Contract in effect, as described in Section 3.12, at Closing, the parties shall provide any payments received during the month that the Closing occurs, so that Seller will be entitled to a pro-rata portion of the payments attributable to the period prior to the Closing, and Buyer shall be entitled to a pro-rata portion of the payments attributable to the period from and after the Closing. The parties shall continue to effect such settlements after the Closing.

     (c) Buyer shall have a right to deduct from the amounts payable, pursuant to Section 2.05, any amounts due from Seller under this Section 2.06.

     (d) Buyer shall have the right to deduct from the Note any interest due to the Debenture Holders, whether arising prior or subsequent to the Closing.

     2.07.  CLOSING

     (a) The closing (the "CLOSING") of the purchase and sale of the Purchased Assets shall be held on March 20, 1998, at the offices of Mark J. Richardson, Esq., 1299 Ocean Avenue, Suite 900, Santa Monica, California 90401;

     (b) Seller shall deliver such bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment (the "CONVEYANCE DOCUMENTS") as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Buyer all right, title and interest in, to and under the Purchased Assets; and

     (c) Seller and Buyer shall also execute and deliver all such instruments, documents and certificates as may be reasonably requested by the other party that are necessary, appropriate or desirable for the consummation at the Closing of the transactions contemplated by this Agreement.

     2.08.  ALLOCATION OF PURCHASE PRICE

     The Seller agrees to accept and utilize the allocation of the Purchase Price, as set forth by the Buyer, within sixty (60) days of the Closing, for all purposes, including reporting the allocation for purposes of Section 1060 of the Internal Revenue Code.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer that:

     3.01. CORPORATE EXISTENCE AND POWER Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except to the extent same would not have a Material Adverse Effect. Seller is duly qualified to do business as a foreign corporation and is in good

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standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Seller has heretofore delivered to Buyer true and complete copies of the corporate charter and bylaws of Seller as currently in effect.

     3.02. CORPORATE AUTHORIZATION The execution, delivery and performance by Seller of this Agreement, and the consummation by Seller of the transactions contemplated hereby are within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes the valid and binding agreement of Seller.

     3.03. GOVERNMENTAL OR THIRD-PARTY AUTHORIZATION The execution, delivery and performance by Seller of this Agreement do not require any action by or in respect of, or filing with, any governmental body, agency, official or authority, nor does it require consent or authorization from any third-party, except as may otherwise be listed on SCHEDULE 3.03 annexed hereto.

     3.04. NON-CONTRAVENTION The execution, delivery and performance by Seller of this Agreement do not and will not (i) contravene or conflict with the corporate charter or bylaws of Seller, (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Seller; (iii) to the best of Seller's knowledge, after due investigation, constitute a default under or give rise to any right of termination, cancellation or acceleration, under any provision of any agreement, contract or other instrument binding upon Seller, or by which any of the Purchased Assets is or may be bound, or
(iv) result in the creation or imposition of any Lien on any Purchased Asset, except pursuant to this Agreement.

     3.05. REQUIRED CONSENTS SCHEDULE 3.05 sets forth each agreement, contract or other instrument binding upon Seller, which is being acquired or assumed by Buyer, which requires a consent, authorization or notice, as a result of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby (each such consent, authorization or notice is hereinafter referred to as a "REQUIRED CONSENT"). All Required Consents have been obtained, except for the consent of Woodland-Clarendon Associates and BioMedical Applications Management Company, Inc. (the "MASTER LANDLORD" and "SUBLANDLORD", respectively), for the Sublease of the Premises described in Section 6.02(a), and the assignment of the Roof License described on Schedule 3.05.

     3.06. SOLVENCY Seller is not subject to any pending or threatened bankruptcy or insolvency or similar proceeding, nor has Seller made, or is threatening to make, any assignment for the benefit of creditors, bulk sale of assets nor is it (or any of its property) subject to any receiver, assignee, custodian, liquidator, conservator, committee, trustee or similar officer. Seller is neither insolvent, nor will the consummation of the transactions contemplated hereunder render it insolvent, subject to the potential impact of any contingencies described in Seller's Form 10K Reports for the year ended December 31, 1996, or on any of Seller's Form 10Q Reports for the periods ending March 31, 1997, June 30, 1997, or September 30, 1997 (the "SEC REPORTS"), copies of which Buyer has received and examined, and such disclosure shall be deemed to have been made to Buyer.

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     3.07.  ABSENCE OF CERTAIN CHANGES  Annexed hereto are true, complete and correct statements of the balance sheets of the Business, as of December 31, 1995, 1996 and 1997, and the statements of income and cash flow for each of the years ended on said dates. Since December 31, 1997, Seller has conducted the Business in the ordinary course consistent with past practices, and, with respect to the Business, there has not been:

     (a) Any Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a Material Adverse Change;

     (b) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business or any Purchased Asset which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

     (c) any material transaction, contract, agreement or other instrument entered into, or commitment made, by Seller (including the acquisition or disposition of any assets) or any relinquishment by Seller of any contract or other right;

     (d) any material change in the number of network subscriber contracts in full force and effect; or

     (e)  any material increase in the expenses detailed on said statements.

     3.08.  PROPERTIES

     (a) Seller is the lessee of the premises at 21031 Ventura Boulevard, Woodland Hills, California (the "PREMISES"), pursuant to the terms of the lease, a true and complete copy of which is annexed as SCHEDULE 3.08(a) (the "LEASE"). There are no amendments or modifications to the Lease. To the best of Seller's knowledge, after due investigation, the Lease is in good standing and is valid, binding and enforceable in accordance with its terms, and there does not exist under the Lease any default or any event that, with notice or lapse of time or both, would constitute a default thereunder. Other than the Lease, Seller does not own or lease any real property in connection with the Business. Seller shall be obligated, pursuant to Section 3.05, to obtain the consents for the Sublease and Roof License, as described in Section 6.02.

     (b) SCHEDULE 2.01 describes all of the Purchased Assets being transferred, pursuant to Section 2.01 above, including, but not limited to computer equipment, other machinery and equipment, telephone systems, and software programs, together with the location of all of such Purchased Assets. Seller has good and marketable, indefeasible, fee simple title to all Purchased Assets. No Purchased Asset is subject to any Lien, except for the lien held by the Debenture Holders.

     (c) Seller has not received any notice of, nor to the best of Seller's knowledge, is there any actual or alleged violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to computer software property or products, proprietary rights, zoning, environmental, or similar matters) relating to the Business or any Purchased Asset. To the

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best of Seller*s knowledge, there are no developments affecting any of the
Purchased Assets pending, or, to the knowledge of Seller threatened, which might materially detract from the value of such Purchased Assets, materially interfere with any present or intended use of any such Purchased Assets or materially adversely affect the marketability of such Purchased Assets.

     3.09. LITIGATION Except as set forth on the SEC Reports, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of Seller, or threatened against or affecting, Seller, any Purchased Asset or the Business before any court or arbitrator or any governmental body, agency or official that, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to adversely effect the Business or the Purchased Assets or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby. Except as set forth on the SEC Reports, there has been no material change in any of the existing litigation disclosed in the SEC Reports which could materially adversely effect the Business, the Purchased Assets, or this transaction.

     3.10.  CONTRACTS

     (a) Seller is not, in connection with the operation of the Business, a party to or subject to, nor will Purchaser become subject to, any telephone contract, or any other contract or agreement, except as otherwise described on SCHEDULE 3.10 OR 3.11.

     (b) Each Contract disclosed on SCHEDULE 3.10 OR 3.11 is valid and binding agreement of Seller and is in full force and effect, and, to the best of the knowledge of Seller, after due investigation, neither Seller nor, to the knowledge of Seller, any other party thereto is in default in any respect under the terms of any such contract, nor, to the knowledge of Seller, has any event or circumstance occurred that, with notice or lapse of time or both, would constitute any event of default thereunder.

     3.11. NETWORK SUBSCRIBER AGREEMENTS SCHEDULE 3.11 is a true and correct list of all AutoNetwork User's contracts or other network subscriber agreements of Seller, the monthly fees due under each said agreement, and the security deposit paid to Seller under said contract, the full amount of which is held in the bank account(s) transferred pursuant to Section 2.01(ix). All of said agreements are in full force and effect; each agreement is in the form annexed to SCHEDULE 3.11; except as otherwise noted on SCHEDULE 3.11, no user has notified Seller of its election to terminate said agreement or made any other claim thereunder; all amounts due under each said agreement, to the date hereof, have been paid in full; and each agreement can be assigned by Seller to Buyer, without notice to, or consent of, said user, or any other party.

     3.12. LICENSES AND PERMITS SCHEDULE 3.12 correctly describes each license, franchise, permit or other similar authorization affecting, or relating in any way to, Seller or the Business, together with the name of the government agency or entity issuing such license or permit (the "PERMITS"). Except as set forth on the SCHEDULE 3.12, such Permits are valid and in full force and effect and are transferable by Seller and will not be terminated or impaired or become terminable as a result of the transactions contemplated hereby.

     3.13. INSURANCE COVERAGE Seller has furnished to Buyer a list of, and true and complete

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copies of, all insurance policies and fidelity bonds covering the Purchased
Assets and the Business. To the best of Seller's knowledge, after due investigation, there is no claim by Seller pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and Seller is otherwise in full compliance with the terms and conditions of all such policies and bonds.

     3.14.  PROPRIETARY RIGHTS

     (a) SCHEDULE 3.14 sets forth a list of all Proprietary Rights owned or licensed by Seller and described in clauses (A) through (D) of the definition of Proprietary Rights in Section 1.01, specifying as to each, as applicable:

          (i)  the nature of such Proprietary Right; and

          (ii) the owner of such Proprietary Right; including the respective registration or application numbers; and

          (iii) material licenses, sublicenses and other agreements as to which Seller is a party and pursuant to which any Person is authorized to use any of Seller*s Proprietary Rights, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

     (b)

          (i) Seller has not at any time prior to the date hereof been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding that has not been finally terminated prior to the date hereof and that involves a claim of infringement of any Proprietary Rights; and

          (ii) Seller has no knowledge of any other claim or infringement by Seller of any other Person, and Seller has no knowledge of any other claim or infringement by any other Person of any Proprietary Rights of Seller. No Proprietary Right of Seller is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Seller or restricting the licensing thereof by Seller to any Person. Seller has not entered into any agreement to indemnify any other Person against any charge of infringement of any Proprietary Right of Seller.

     (c) None of the software, hardware, research and development results and other know-how of Seller relative to the Business is contingent upon maintenance of the confidentiality thereof, has been disclosed by Seller to any Person other than on a confidential basis.

     3.15. EMPLOYEES SCHEDULE 3.15 sets forth a true and complete list of the names of all employees or consultants of Seller employed by or otherwise providing services to Seller in connection with the Business, all Benefit Arrangements and Employee Plans to which such employees may be subject. Seller shall, at or prior to Closing, terminate all of said employees or

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consultants, and pay all amounts due to them (other than accrued vacation, set forth on Schedule 3.15, for which Buyer shall be responsible), including, but not limited to, amounts for wages, Benefit Plans and Employee Plans. Buyer shall not be obligated to hire any of such employees or consultants, nor shall it become subject to any Benefit and/or Employee Plans or any other agreement relative to such employees or consultants, provided Buyer agrees to provide the employees listed on Schedule 3.15 the outstanding vacation benefits described therein.

     3.16. FINDERS' FEES There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission from Buyer upon consummation of the transactions contemplated by this Agreement.

     3.17. ENVIRONMENTAL COMPLIANCE To the best of Seller*s knowledge: (i) Seller and the Business have complied with all federal, state and local laws (including without limitation case law, rules, regulations, orders, judgments, decrees, permits, licenses and governmental approvals) which are intended to protect the environment and/or human health or safety (collectively, AEnvironmental Laws@); and (ii) neither Seller nor the Business has handled, generated, used, stored, transported or disposed of any substance or waste which is regulated by Environmental Laws, except in compliance with Environmental Laws.

     3.18. REPRESENTATIONS The representations and warranties of Seller contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warranties to Seller that:

     4.01. ORGANIZATION AND EXISTENCE Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of California.

     4.02. CORPORATE AUTHORIZATION The execution, delivery and performance by Buyer of this Agreement and the Note and the consummation by Buyer of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes the valid and binding obligation of Buyer.

     4.03. GOVERNMENTAL AUTHORIZATION The execution, delivery and performance by Buyer of this Agreement and the Note require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

     4.04. NON-CONTRAVENTION The execution, delivery and performance by Buyer of this Agreement and the Note does not and will not (i) contravene or conflict with the corporate charter

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or bylaws of Buyer or (ii) contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon Buyer,
(iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer.

     4.05. FINDERS' FEES There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

     4.06. LITIGATION There is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official that, if determined or resolved adversely in accordance with plaintiff*s demands would reasonably be expected to have a Material Adverse Effect or which in any matter challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

     4.07. SOLVENCY Buyer is not subject to any pending or threatened bankruptcy or insolvency or similar proceeding, nor has Buyer made, or is threatening to make, any assignment for the benefit of creditors or bulk sale of assets or is it (or any of its property) subject to any receiver, assignee, custodian, liquidator, conservator, committee, trustee or similar officer. Buyer is neither insolvent, nor will the consummation of the transactions contemplated hereunder, render it insolvent.

     4.08. REQUIRED CONSENTS Buyer has obtained all consents and other approvals required to be obtained by it in connection with this Agreement and the Note and the consummation of the transactions contemplated hereby.

     4.09. REPRESENTATIONS The representations and warranties of Buyer contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE V

                              COVENANTS OF SELLER

     5.01.  NONCOMPETITION

     (a) Seller agrees that neither it nor any of its Affiliates shall, for a period of two (2) full years from the Closing Date, engage, either directly or indirectly, as a principal or for its own account, solely or jointly with others, or as a stockholder in any corporation or joint stock association, or otherwise, in any business similar to the Business.

     (b) It is expressly agreed that the provisions of Paragraphs 5.01(a) shall not apply to the ownership of securities listed on a stock exchange or traded on the over-the-counter market which represent ten percent (10%) or less of the shares of that class of securities which are issued and outstanding.

     (c) If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Seller acknowledges that Buyer would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate Buyer for any such breach. Seller agrees that Buyer shall be entitled to injunctive relief requiring specific performance by Seller of this Section, and Seller consents to the entry thereof.

     5.02 CONFIDENTIALITY Seller will hold, and will use its best efforts to cause its officers, directors, stockholders, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process, or by other requirements of law, all confidential documents and information concerning the Business, except to the extent that same is now public knowledge, or which hereafter becomes public knowledge, through no fault of Seller.

                                    ARTICLE VI

                           COVENANTS OF BOTH PARTIES

     The parties hereto agree that:

     6.01.  BEST EFFORTS; FURTHER ASSURANCES

     (a) Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Seller and Buyer each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the Purchased Assets.

     (b) Seller hereby constitutes and appoints, effective as of the Closing Date, Buyer and its successors and assigns as the true and lawful attorney of Seller with full power of substitution in the name of Buyer or in the name of Seller, but for the benefit of Buyer (i) to collect for the account of Buyer any items of Purchased Assets and (ii) to institute and prosecute all proceedings which Buyer may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Purchased Assets, and to defend or compromise any and all actions, suits or proceedings in respect of the Purchased Assets.
 Buyer shall be entitled to retain for its account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof. The foregoing actions shall be at no cost to Seller, except that the rights of the parties contained in Article IX are not intended to be impaired by this paragraph.

     6.02.  OCCUPANCY OF THE PREMISES AFTER THE CLOSING

     (a) From and after the Closing Date, until July 31, 1998, or such later date as the parties may agree upon, Seller shall sublease to Buyer one-half
(2) of its space at the Premises, and Buyer shall be obligated to pay to Seller the sum of Five Thousand Eight Hundred ($5,800) Dollars per month for such space; Seller shall be obligated to obtain consent of the Master Landlord and the Sublandlord, in accordance with the provisions of Section
3.05 of this Agreement. Seller shall further be obligated to maintain said lease in full force and effect until July 31, 1998, or such later date as the parties may agree upon. In the event Seller elects not to renew the lease to the Premises for the period after July 31, 1998, Seller shall so notify Buyer, who shall have the right to negotiate to lease all or a portion of the Premises from the landlord thereunder. It is agreed that, as between Seller and Buyer, Seller shall retain the right to the rent security deposit, except to the extent that Buyer may have advanced amounts under the lease on behalf of Seller.

     6.03.  CONSENT TO BE OBTAINED POST-CLOSING

     Promptly after Closing, and in no more than thirty (30) days following the Closing:

     (a) Seller shall obtain all necessary consents of Master Landlord and Sublandlord to the subleasing of the Premises and the assignment of the Roof License, in accordance with the provisions of Sections 3.05 and 6.02(a); and

     (b) Seller shall obtain the consent of Microspace Communications Corporation ("MICROSPACE") to an assignment to Buyer of the agreement between Microspace and Incomnet.

     (c) Seller agrees to indemnify and hold Buyer harmless from any cost, claim or liability arising out of the failure to obtain the consents described in this Section 6.03.

                                  ARTICLE VII

                                  TAX MATTERS

     7.01.  PAYMENT OF TAXES

     (a) Seller hereby represents and warrants to Buyer that Seller has timely paid all taxes of any nature, including, but not limited to, income, real property, sales, use, license, employment, payroll, and withholding, and all interest and penalties due thereon (the "TAXES") and payable by it, which will have been required to be paid on or prior to the Closing Date, the non-payment of which would result in a Lien on any Purchased Asset, would otherwise adversely affect the

Business or would result in Buyer becoming liable or responsible therefor.

     (b) Seller has established, in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding periods, adequate reserves for the payment of, and will timely pay all tax liabilities, assessments, interest and penalties which arise from or with respect to the Purchased Assets or the operation of the Business and are incurred in or attributable to the period prior to the Closing Date, the non-payment of which would result in a Lien on any Purchased Asset, would otherwise adversely affect the Business or would result in Buyer becoming liable therefor.

     (c) Any transfer, documentary, sales, use or other taxes assessed upon or with respect to the transfer of the Purchased Assets to Buyer and any recording or filing fees with respect thereto shall be the responsibility paid, at Closing, one-half (2) by Buyer, and one-half (2) by Seller. Seller shall be obligated to deliver its check within five (5) days after notice from Buyer of the amount due. In the event that Seller has not paid any such amounts within sixty (60) days following the Closing, Buyer shall be authorized to deduct from the Note the amounts due from Seller hereunder.

                                  ARTICLE VIII

                             CONDITIONS TO CLOSING

     8.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction of the following conditions:

     (a) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

     (b) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

     (c) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been made or obtained, except such as would not result in a Material Adverse Effect.

     8.02. CONDITIONS TO OBLIGATIONS OF BUYER The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions (unless waived by Buyer in writing):

     (a)
          (i) Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date;

          (ii) the representations and warranties of Seller contained in this Agreement as of the date hereof and in any certificate or other writing delivered by Seller pursuant hereto shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date; and

          (iii) Buyer shall have received a certificate signed by the President of Seller to the foregoing effect.

     (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall restrain, prohibit or otherwise interfere with the effective operation or enjoyment by Buyer of all or any material portion of the Purchased Assets.

     (c) Buyer shall have received an opinion of counsel to Seller, dated the Closing Date, to the effect specified in Sections 3.01, 3.02, 3.03, 3.04 and 3.09, and with respect to such other matters as Buyer shall reasonably request. In rendering such opinion, such counsel may, where appropriate, rely upon certificates of public officers, upon opinions of counsel reasonably satisfactory to Buyer, copies of which shall be contemporaneously delivered to Buyer, and as to matters of fact, upon certificates of officers of Seller.

     (d) Except as otherwise provided in this Agreement, Seller shall have received all Required Consents in each case in form and substance reasonably satisfactory to Buyer, and no such consent, authorization or approval shall have been withdrawn.

     (e) Buyer shall have received such closing documents as it may reasonably request, all in form and substance reasonably satisfactory to Buyer.

     8.03. CONDITIONS TO OBLIGATIONS OF SELLER The obligation of Seller to consummate the Closing is subject to the satisfaction of the following further conditions (unless waived in writing by Seller):

     (a)

          (i) Buyer shall have performed in all material respect all of its obligations hereunder required to be performed by it at or prior to the Closing Date;

          (ii) the representations and warranties of Buyer contained in this Agreement as of the date hereof and in any certificate or other writing delivered by Buyer pursuant hereto shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date; and

          (iii) Seller shall have received a certificate signed by the President of Buyer to the foregoing effect.

     (b) Seller shall have received an opinion of counsel to Buyer, dated the Closing Date to the effect specified in Sections 4.01 through 4.04 and 4.06. In rendering such opinion, such counsel may, where appropriate, rely upon certificates of public officers, or the federal laws of the United States of America, upon opinions of counsel reasonably satisfactory to Seller, copies of which shall be contemporaneously delivered to Seller, and as to matters of fact, upon certificates of officers of Buyer.

     (c) Seller shall have received such other closing documents as it may reasonably request, all in form and substance reasonably satisfactory to Seller.

                                   ARTICLE IX

                           SURVIVAL; INDEMNIFICATION

     9.01. SURVIVAL The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing.

     9.02.  INDEMNIFICATION

     (a) Seller hereby indemnifies Buyer and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "LOSS") incurred or suffered by Buyer or any of its Affiliates arising out of (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement; or (ii) the enforcement of this indemnity.

     (b) Buyer hereby indemnifies Seller and its Affiliates against and agrees to hold each of them harmless from any and all Loss incurred or suffered by Seller or any of its Affiliates arising out of (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Buyer pursuant to this Agreement and the Note; or (ii) the enforcement of this indemnity.

     9.03.  PROCEDURES; NO WAIVER

     (a) The party seeking indemnification under Section 9.02 (the "INDEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 9.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

     (b) No waiver of a closing condition by either Buyer or Seller shall limit its rights under Section 9.02.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.01. NOTICES All notices, requests and other communications to either party hereunder shall be in writing (including telex, telecopy or similar writing) and shall be given,

     if to Buyer, to:

          President
          Incomnet, Inc.
          21031 Ventura Boulevard
          Woodland Hills, CA  91364
          Telecopy:

          with a copy to:

          Mark J. Richardson, Esq.
          1299 Ocean Avenue - Suite 900
          Santa Monica, CA  90401
          Telecopy:  (310)-393-2004

     if to Seller, to:

          Autoskill, Inc.
          1500 Hempstead Turnpike
          East Meadow, NY  11554

     with a copy to:

          Arlene Flohr, Esq.
          Hockert Pressman & Flohr
          880 Third Avenue
          New York, New York 10022
          Telecopy:  (212)-688-0066

     10.02.  AMENDMENTS; NO WAIVERS

     (a) Any provisions of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     10.03. EXPENSES Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     10.04. SUCCESSORS AND ASSIGNS The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     10.05. GOVERNING LAW This Agreement shall be construed in accordance with and governed by the laws of California, without regard to the conflicts of law rules of such state.

     10.06. COUNTERPARTS; EFFECTIVENESS This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. It is agreed that the parties may exchange signature pages via facsimile, provided each party shall be obligated to deliver signed originals within five (5) days following the Closing.

     10.07. ENTIRE AGREEMENT This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     10.08. BULK SALES LAWS Buyer hereby waives compliance by Seller with the provisions of the "bulk sales", "bulk transfer" or similar laws of any state. Seller agrees to indemnify and hold Buyer harmless against any and all claims, losses, damages, liabilities, costs and expenses incurred by Buyer or any of its Affiliates as a result of any failure to comply with any such "bulk sales", "bulk transfer" or similar laws.

     10.09. BUYER'S RIGHTS OF OFFSET Buyer, at its option, shall have the right to offset against the payments required to be made by Buyer pursuant to this Agreement any amounts owing to Buyer by Seller pursuant to this Agreement or otherwise, including all amounts due under any indemnification provision set forth herein. In addition, Buyer, in consideration of the release of lien to be issued by the Debenture Holders, shall, in addition to the payments due to the Debenture Holders pursuant to Section 2.05 above, have the right to pay to the Debenture Holders and/or offset against the Note, all interest owed to the Debenture Holders for any period prior to, or subsequent to, the date of the Closing. In addition, unless Seller shall have timely and validly extended the Maturity Date of a certain convertible promissory note ("CONVERTIBLE NOTE"), in the amount of $100,000, being delivered to the Debenture Holders simultaneously on the execution of this Agreement, and in accordance with the terms of the Convertible Note, and as collateral therefore, delivered to the Escrow Agent described thereunder 300,000 shares of the Common Stock of RapidCast, Inc., owned by Seller, which shall be free and clear of all liens and encumbrances, Buyer shall be authorized and directed to deduct from the amounts due under the Note, and pay to the Debenture Holders, on behalf of Seller, all amounts due to the Debenture

Holders under the Convertible Note.

     10.10. CAPTIONS The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              INCOMNET, INC.



                              By: /S/ MELVYN REZNICK
                              ----------------------
                              Name:  Melvyn Reznick
                              Title: President

                              AUTOSKILL, INC.



                              By: /S/ ROBERT COHEN
                              --------------------
                              Name:   Robert Cohen
                              Title:  President